Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steven J. Quinlan, Vice President & CFO
Neogen Corporation, 517/372-9200

Neogen COO resigns

LANSING, Mich., July 18, 2014 — Neogen Corporation (Nasdaq: NEOG) announced today that Stephen Snyder, Neogen’s chief operating officer and president, has resigned, effective July 31, 2014. The company said he will work as a consultant going forward on special projects. His resignation is for personal matters.

Snyder has been in this position since September 2013. On an interim basis, his duties will be fulfilled by James Herbert, who has been Neogen’s chief executive officer since the company’s founding. Neogen’s Board of Directors, with Herbert’s leadership, is actively recruiting for Snyder’s replacement.

Neogen Corporation develops and markets products dedicated to food and animal safety. The company’s Food Safety Division markets dehydrated culture media, and diagnostic test kits to detect foodborne bacteria, natural toxins, food allergens, drug residues, plant diseases and sanitation concerns. Neogen’s Animal Safety Division is a leader in the development of animal genomics, along with the manufacturing and distribution of a variety of animal healthcare products, including diagnostics, pharmaceuticals, veterinary instruments, wound care and disinfectants.

###